Exhibit 99.1

95 State Route 17

Paramus, NJ 07652

SB ONE BANCORP REPORTS A RECORD 127% INCREASE IN NET INCOME, DILUTED EPS OF $2.40 FOR THE YEAR ENDED 2019 AND DILUTED EPS OF $0.57 FOR THE FOURTH QUARTER 2019

PARAMUS, NEW JERSEY – January 30, 2020 – SB One Bancorp (the “Company”) (Nasdaq: SBBX), the holding company for SB One Bank (the “Bank”), today reported net income of $5.3 million, or $0.57 per basic and diluted share, for the quarter ended December 31, 2019, an increase of 126.6%, as compared to net income of $2.4 million, or $0.29 per basic and diluted share, for the quarter ended December 31, 2018. The increase in net income for the quarter ended December 31, 2019 was driven by a $3.6 million, or 31.9%, increase in net interest income attributable to average loan and deposit growth and the merger with Enterprise Bank NJ (“Enterprise”), and a $724 thousand increase in non-interest income as compared to the same period last year. The increase in net income was partially offset by a $71 thousand, or 0.7%, increase in non-interest expense.

The Company reported net income of $22.5 million, or $2.41 per basic share and $2.40 per diluted share, for the year ended December 31, 2019, an increase of 127.2%, as compared to $9.9 million, or $1.26 per basic share and $1.25 per diluted share, for the year ended December 31, 2018. For the year ended December 31, 2019, net income growth was driven by an increase in net interest income of $15.0 million, or 34.0%, resulting from growth of $24.2 million in loan interest income which was attributable to average loan growth and the merger with Enterprise. In addition, non-interest income increased $3.6 million, or 33.5%, as compared to the year ended December 31, 2018 due to a $1.4 million increase in insurance commissions and fees and a $2.0 million increase in gain on security transactions. The increase in net income was partially offset by an increase in non-interest expense of $825 thousand, or 2.0%.

The Company reported net income of $5.3 million, or $0.57 per basic and diluted share, for the quarter ended December 31, 2019, an increase of 3.6%, as compared to net income of $5.1 million, or $0.55 per basic and diluted share, for the quarter ended September 30, 2019. The increase in net income for the quarter ended December 31, 2019 was driven by a $261 thousand, or 1.8%, increase in net interest income and a $114 thousand increase in non-interest income as compared to the quarter ended September 30, 2019. The increase in net interest income was driven by average loan growth of $43.6 million quarter over quarter. The increase in net income was partially offset by a $157 thousand, or 1.5%, increase in non-interest expense.

Anthony Labozzetta, President and CEO of SB One Bancorp and SB One Bank stated, “Many would consider the operating environment for banks in 2019 to be very challenging. With that in mind, I am extremely proud of our team’s extraordinary accomplishments this year, which resulted in record earnings and strong momentum leading into 2020”. “We ended the fourth quarter strong and I am happy to share the following achievements: We crossed the $2 Billion asset threshold; our commercial loans and retail deposits grew at an impressive annualized growth rate of 22% and 12%, respectively; we expanded our core net interest margin approximately 7 basis points; and, our insurance company had double digit growth in commission income over the prior year”, stated Mr. Labozzetta.

Mr. Labozzetta also stated, “to continue our strong performance we must wisely invest in our bank and build for the future while maintaining positive operating leverage. To that end, we look forward to 2020”.

Declaration of Quarterly Dividend

On January 29, 2020, the Company’s Board of Directors declared a quarterly cash dividend of $0.085 per share, which is payable on February 25, 2020 to common shareholders of record as of the close of business on February 11, 2019.

Financial Performance

Net Income. For the quarter ended December 31, 2019, the Company reported net income of $5.3 million, or $0.57 per basic and diluted share, an increase of 126.6%, as compared to net income of $2.4 million, or $0.29 per basic and diluted share, for the quarter ended December 31, 2018.

The increase in net income for the quarter ended December 31, 2019 was driven by a $3.6 million, or 31.9%, increase in net interest income resulting from loan and deposit growth, the Enterprise merger, and a $724 thousand increase in non-interest income mainly due to a $531 thousand increase in gain on security transactions and $156 thousand increase in insurance commissions and fees. Non-interest expenses increased $71 thousand to $10.3 million for the fourth quarter of 2019 as compared to the fourth quarter of 2018. The increase in non-interest expenses was primarily attributable to an increase in salaries and employee benefits of $1.0 million resulting from the merger with Enterprise and the continued growth of the Company. In addition, professional fees increased $171 thousand and data processing expenses increased $142 thousand. The increase in non-interest expenses was partially offset by a decrease in merger related expenses of $1.5 million as compared to the same quarter of 2018.

For the year ended December 31, 2019, the Company reported net income of $22.5 million, or $2.41 per basic share and $2.40 per diluted share, an increase of 127.2%, as compared to net income of $9.9 million, or $1.26 per basic share and $1.25 per diluted share, for the year ended December 31, 2018.

Net Interest Income. Net interest income on a fully tax equivalent basis increased $3.4 million, or 29.7%, to $15.0 million for the fourth quarter of 2019, as compared to $11.6 million for the same period in 2018. The increase in net interest income was largely due to a $406.0 million, or 28.4%, increase in average interest earning assets, principally loans receivable, which increased $366.2 million, or 29.9%, led by organic growth and the December 2018 closing of the Enterprise merger. In addition, the growth in net interest income was due to an increase in purchase accounting accretion, related to the Enterprise and Community mergers, of $287 thousand ($214 thousand due to loans) to $700 thousand ($526 thousand related to loans) for the fourth quarter of 2019, as compared to $413 thousand for the same period in 2018.The net interest margin increased 2 basis points to 3.24% for the fourth quarter of 2019, as compared to the same period in 2018, as a result of an increase in yield on earning assets of 19 basis points driven by an increase in yields on loans receivable of 29 basis points. The increase in the Company’s yield on interest earning assets was offset by an increase in cost of funds of 17 basis points mainly due to an increase in rates on deposits.

Net interest income on a fully tax equivalent basis increased $14.6 million, or 32.5%, to $59.6 million for the year ended December 31, 2019 as compared to $45.0 million for the year ended December 31, 2018. The increase in net interest income was largely due to a $437.2 million, or 32.7%, increase in average interest earning assets, principally loans receivable, which increased $400.6 million, or 35.2%, driven by organic growth and the Enterprise merger. In addition, the increase in net interest income was due to an increase in purchase accounting accretion, related to the Enterprise and Community mergers, of $2.3 million ($1.8 million due to Loans) to $3.9 million ($3.0 million related to Loans) for the year ended 2019, as compared to $1.6 million in 2018.

Provision for Loan Losses. Provision for loan losses increased $338 thousand, or 161.0%, to $548 thousand for the fourth quarter of 2019, as compared to $210 thousand for the same period in 2018.

Provision for loan losses increased $1.1 million, or 76.1%, to $2.5 million for the year ended December 31, 2019, as compared to $1.4 million for the year ended December 31, 2018.

Non-interest Income. Non-interest income increased $724 thousand, or 29.0%, to $3.2 million for the fourth quarter of 2019, as compared to the same period in 2018. The growth was largely due to increases in gain on security transactions of $531 thousand, or 100%, and insurance commissions and fees relating to SB One Insurance Agency of $156 thousand, or 11.3%, for the fourth quarter of 2019, as compared to the same period in 2018.

Non-interest income increased $3.6 million, or 33.5%, to $14.3 million for the year ended December 31, 2019 as compared to the year ended December 31, 2018. The increase was principally due to $1.4 million increase in insurance commissions and fees relating to SB One Insurance Agency, and a $2.0 million increase in gains on sale of securities, which were partially offset by a $334 thousand loss on the disposal of fixed assets relating to closing of the Company’s corporate center in Rockaway, NJ, and the sale of the Andover branch.

Non-interest Expense. The Company’s non-interest expenses increased $71 thousand, or 0.7%, to $10.32 million for the fourth quarter of 2019, as compared to the same period in 2018. The increase in non-interest expenses occurred largely in salaries and employee benefits, which increased $1.0 million, professional fees, which increased $171 thousand, and data processing, which increased $142 thousand. The increase in non-interest expenses for the fourth quarter of 2019, as compared to the same period in 2018, was the result of the Company’s continued growth, inclusive of the Enterprise merger net of cost savings. The aforementioned increases were partially offset by decreases in merger-related expenses and expenses and write-downs related to foreclosed real estate of $1.5 million and $143 thousand, respectively. The decrease in expenses and write-downs related to foreclosed real estate was driven by a gain on the sale of one property for $90 thousand. Included in non-interest expenses for the fourth quarter of 2019 are non-recurring expenses of $323 thousand primarily in professional fees.

The Company’s non-interest expenses increased $825 thousand, or 2.0%, to $41.2 million for the year ended December 31, 2019 as compared to the year ended December 31, 2018. The increase in non-interest expenses was primarily due to increases in salaries and employee benefits of $4.2 million, data processing of $641 thousand and occupancy of $607 thousand. The aforementioned increases were partially offset by a decrease in merger related expenses of $5.8 million.

Income Tax Expense. The Company’s income tax expenses increased $949 thousand to $1.9 million for the fourth quarter of 2019, as compared to the same period last year. The Company’s effective tax rate for the fourth quarter of 2019 was 26.7%, as compared to 29.6% for the same period in 2018.

The Company’s income tax expenses increased $4.0 million to $7.1 million for the year ended December 31, 2019, as compared to the year ended December 31, 2018 as a result of an increase in pre-tax income. The Company’s effective tax rate for the year ended December 31, 2019 was 23.9%, as compared to 23.6% for the year ended December 31, 2018.

Financial Condition

At December 31, 2019, the Company’s total assets were $2.0 billion, an increase of $206.0 million, or 11.5%, as compared to total assets of $1.8 billion at December 31, 2018. The increase was mainly attributable to an increase in loans receivable of $154.1 million, or 10.4%, to $1.6 billion.

The Company’s total deposits increased $171.1 million, or 12.6%, to $1.5 billion at December 31, 2019, from $1.4 billion at December 31, 2018. The growth in deposits was mostly due to an increase in interest bearing deposits of $172.6 million, or 15.8%.

At December 31, 2019, the Company’s total stockholders’ equity was $199.2 million, an increase of $13.8 million when compared to December 31, 2018. At December 31, 2019, the leverage, Tier I risk-based capital, total risk-based capital and common equity Tier I capital ratios for the Bank were 10.16%, 11.65%, 12.27% and 11.65%, respectively, all in excess of the ratios required to be deemed “well-capitalized.”

Asset and Credit Quality

The ratio of non-performing assets (“NPAs”), which include non-accrual loans, loans 90 days past due and still accruing, troubled debt restructured loans currently performing in accordance with renegotiated terms and foreclosed real estate, to total assets decreased to 0.83% at December 31, 2019, as compared to 1.43% at December 31, 2018. The decrease in NPAs is mainly attributable to the payoff of two non-accrual commercial real estate loans totaling approximately $8.9 million. The ratio of NPAs to total assets decreased to 0.83% at December 31, 2019, as compared to 0.87% at September 30, 2019. NPAs exclude $2.5 million of Purchased Credit-Impaired (“PCI”) loans acquired through the merger with Community Bank of Bergen County (“Community Bank”). NPAs decreased $9.1 million to $16.7 million at December 31, 2019, as compared to $25.8 million at December 31, 2018. Non-accrual loans, excluding $2.5 million of PCI loans, decreased $9.3 million, or 44.9%, to $11.4 million at December 31, 2019, as compared to $20.7 million at December 31, 2018. Loans past due 30 to 89 days totaled $7.8 million at December 31, 2019, representing an increase of $4.0 million, or 105.9%, as compared to $3.8 million at December 31, 2018.

The Company continues to actively market its foreclosed real estate properties, the value of which decreased $356 thousand to $3.8 million at December 31, 2019 as compared to $4.1 million at December 31, 2018. The decrease in foreclosed real estate properties was largely attributable to the sale of seven properties totaling $1.8 million, which was partially offset by three new foreclosed properties valued at $1.6 million. At December 31, 2019, the Company’s foreclosed real estate properties had an average carrying value of approximately $379 thousand per property.

The Company’s allowance for loan losses increased $1.5 million, or 17.0%, to $10.3 million, at December 31, 2019 as compared to $8.8 million at December 31, 2018. The Company’s outstanding credit mark recorded on the legacy Community Bank and Enterprise portfolios of $420.3 million totaled $6.5 million at December 31, 2019. The Company’s combined coverage of allowance for loan loss and credit mark on the legacy Community Bank and Enterprise portfolios totaled $16.7 million, or 1.02% of the overall loan portfolio, at December 31, 2019. The Company recorded $2.5 million in provision for loan losses for the year ended December 31, 2019, as compared to $1.4 million for the year ended December 31, 2018. Additionally, the Company recorded net charge-offs of $1.0 million for the twelve months ended December 31, 2019, as compared to $3 thousand in net recoveries for the twelve months ended December 31, 2018. The allowance for loan losses as a percentage of non-accrual loans increased to 89.9% at December 31, 2019 from 43.5% at December 31, 2018.

About SB One Bancorp

SB One Bancorp (Nasdaq: SBBX), is the holding company for SB One Bank, a full-service, commercial bank that operates regionally with 18 branch locations in New Jersey and New York. Established in 1975, SB One Bank's strength is in its ability to build strong personal relationships with its customers and to serve the communities in which it operates. In addition to its branches and loan production offices, SB One Bank offers a full-service insurance agency, SB One Insurance Agency, Inc., and wealth services through SB One Wealth. SB One Bank reinforces its commitment to the communities in which it lives and serves through the SB One Foundation, Inc. which supports various local charitable organizations.

SB One Bancorp was recently added to the Russell 2000® Index and Russell 3000® Index. In 2017, it was recognized as one of the top 29 banks and thrifts nationwide and one of three from New Jersey that comprise the Sandler O’Neill Sm-All Stars Class of 2017. SB One Bancorp is one of the 50 Fastest Growing Companies in New Jersey as ranked by NJBIZ Magazine. SB One Bancorp President and Chief Executive Officer, Anthony Labozzetta, was named one of America’s Business Leaders in Banking by Forbes magazine and American Banker’s Community Banker of the Year in 2016.

For more details on SB One Bank, visit: www.SBOne.bank

Forward-Looking Statements

This press release contains statements that are forward looking and are made pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to statements that may be identified by the use of words such as "expect," "estimate," “assume,” "believe," "anticipate," "will," "forecast," "plan," "project" or similar words. Such statements are based on SB One Bancorp’s current expectations and are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, (1) difficulties and delays in integrating the business or fully realizing cost savings and other benefits; (2) operating costs, customer loss and business disruption following the mergers with Community Bank and Enterprise, including adverse effects on relationships with employees, may be greater than expected; (3) changes to interest rates; (4) the ability to control costs and expenses; (5) general economic conditions; (6) the success of SB One Bancorp’s efforts to diversify its revenue base by developing additional sources of non-interest income while continuing to manage its existing fee-based business; and (7) risks associated with the quality of SB One Bancorp’s assets and the ability of its borrowers to comply with repayment. Further information about these and other relevant risks and uncertainties may be found in SB One Bancorp’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and in subsequent filings with the Securities and Exchange Commission. SB One Bancorp undertakes no obligation to publicly release the results of any revisions to those forward looking statements that may be made to reflect events or circumstances after this date or to reflect the occurrence of unanticipated events.

SB ONE BANCORP

Anthony Labozzetta, President/CEO

Adriano Duarte, CFO

(p) 844-256-7328

SB ONE BANCORP

SUMMARY FINANCIAL HIGHLIGHTS

(In Thousands, Except Percentages and Per Share Data)

(Unaudited)

				12/31/2019 VS.
BALANCE SHEET HIGHLIGHTS - Period End Balances	12/31/2019	9/30/2019	12/31/2018	9/30/2019	12/31/2018
Total securities	$216,193	$211,467	$186,217	2.2%	16.1%
Total loans	1,628,846	1,563,610	1,474,775	4.2%	10.4%
Allowance for loan losses	(10,267)	(9,750)	(8,775)	5.3%	17.0%
Total assets	2,001,657	1,934,259	1,795,703	3.5%	11.5%
Total deposits	1,525,041	1,526,856	1,353,939	(0.1)%	12.6%
Total borrowings and junior subordinated debt	260,983	191,715	247,765	36.1%	5.3%
Total shareholders' equity	199,229	196,079	185,444	1.6%	7.4%

FINANCIAL DATA - QUARTER ENDED:
Net interest income (tax equivalent) (a)	$15,011	$14,753	$11,575	1.7%	29.7%
Provision for loan losses	548	636	210	(13.8)%	161.0%
Total non-interest income	3,217	3,103	2,493	3.7%	29.0%
Total non-interest expense	10,344	10,187	10,273	1.5%	0.7%
Income before provision for income taxes (tax equivalent)	7,336	7,033	3,585	4.3%	104.6%
Provision for income taxes	1,940	1,820	991	6.6%	95.8%
Taxable equivalent adjustment (a)	65	68	241	(4.4)%	(73.0)%
Net income	$5,331	$5,145	$2,353	3.6%	126.6%

Net income per common share - Basic	$0.57	$0.55	$0.29	3.6%	96.6%
Net income per common share - Diluted	$0.57	$0.55	$0.29	3.6%	96.6%

Return on average assets	1.09%	1.08%	0.62%	1.3%	76.4%
Return on average equity	10.77%	10.56%	6.00%	2.0%	79.6%
Efficiency ratio (b)	56.95%	57.27%	74.30%	(0.6)%	(23.3)%
Net interest margin (tax equivalent)	3.24%	3.26%	3.21%	(0.6)%	0.9%
Avg. interest earning assets/Avg. interest bearing liabilities	1.25	1.26	1.27	(0.3)%	(1.6)%

FINANCIAL DATA - YEAR TO DATE:
Net interest income (tax equivalent) (a)	$59,591		$44,968
Provision for loan losses	2,531		1,437
Total non-interest income	14,345		10,749
Total non-interest expense	41,235		40,410
Income before provision for income taxes (tax equivalent)	30,170		13,870
Provision for income taxes	7,096		3,059
Taxable equivalent adjustment (a)	531		888
Net income	$22,543		$9,923

Net income per common share - Basic	$2.41		$1.26
Net income per common share - Diluted	$2.40		$1.25

Return on average assets	1.20%		0.70%
Return on average equity	11.66%		6.62%
Efficiency ratio (b)	56.17%		73.70%
Net interest margin (tax equivalent)	3.36%		3.36%
Avg. interest earning assets/Avg. interest bearing liabilities	1.26		1.28

SHARE INFORMATION:
Book value per common share	$21.29	$20.81	$19.45	2.3%	9.4%
Tangible book value per common share	18.19	17.71	16.36	2.7%	11.1%
Outstanding shares- period ending	9,357,811	9,423,931	9,532,943	(0.7)%	(1.8)%
Average diluted shares outstanding (year to date)	9,381,642	9,410,311	7,921,269	(0.3)%	18.4%

CAPITAL RATIOS:
Total equity to total assets	9.95%	10.14%	10.32%	(1.8)%	(3.5)%
Leverage ratio (c)	10.16%	10.22%	12.06%	(0.6)%	(15.8)%
Tier 1 risk-based capital ratio (c)	11.65%	12.00%	12.34%	(2.9)%	(5.6)%
Total risk-based capital ratio (c)	12.27%	12.61%	12.94%	(2.7)%	(5.2)%
Common equity Tier 1 capital ratio (c)	11.65%	12.00%	12.34%	(2.9)%	(5.6)%

ASSET QUALITY:
Non-accrual loans (e)	$11,415	$12,019	$20,704	(5.0)%	(44.9)%
Loans 90 days past due and still accruing	-	1	-	-%	-%
Troubled debt restructured loans ("TDRs") (d)	1,456	1,238	906	17.6%	60.7%
Foreclosed real estate	3,793	3,600	4,149	5.4%	(8.6)%
Non-performing assets ("NPAs")	$16,664	$16,858	$25,759	(1.2)%	(35.3)%

Foreclosed real estate, criticized and classified assets (e)	$25,180	$24,233	$24,006	3.9%	4.9%
Loans past due 30 to 89 days	$7,797	$5,522	$3,787	41.2%	105.9%
Charge-offs (Recoveries) , net (quarterly)	$30	$440	$30	(93.2)%	-%
Charge-offs (Recoveries) , net as a % of average loans (annualized)	0.01%	0.11%	0.01%	(93.4)%	(23.0)%
Non-accrual loans to total loans	0.70%	0.77%	1.40%	(8.8)%	(49.9)%
NPAs to total assets	0.83%	0.87%	1.43%	(4.5)%	(41.8)%
NPAs excluding TDR loans (d) to total assets	0.76%	0.81%	1.35%	(5.9)%	(43.9)%
Non-accrual loans to total assets	0.57%	0.62%	1.12%	(8.2)%	(49.2)%
Allowance for loan losses as a % of non-accrual loans	89.94%	81.12%	43.51%	10.9%	106.7%
Allowance for loan losses to total loans	0.63%	0.62%	0.60%	1.1%	5.9%

(a) Full taxable equivalent basis, using a 30.09% effective tax rate and adjusted for TEFRA (Tax and Equity Fiscal Responsibility Act) interest expense disallowance

(b) Efficiency ratio calculated non-interest expense divided by net interest income plus non-interest income

(c) SB One Bank capital ratios

(d) Troubled debt restructured loans currently performing in accordance with renegotiated terms

(e) PCI loans acquired through merger with Community Bank excluded from non-accrual loans and criticized and classified assets totaled $2.5 million

SB ONE BANCORP

CONSOLIDATED BALANCE SHEETS

(Dollars In Thousands)

	December 31, 2019	December 31, 2018
ASSETS
Cash and due from banks	$9,525	$11,768
Interest-bearing deposits with other banks	34,161	14,910
Cash and cash equivalents	43,686	26,678

Interest bearing time deposits with other banks	200	200
Securities available for sale, at fair value	212,181	182,139
Securities held to maturity	4,012	4,078
Other Bank Stock, at cost	12,498	11,764

Loans receivable, net of unearned income	1,628,846	1,474,775
Less: allowance for loan losses	10,267	8,775
Net loans receivable	1,618,579	1,466,000

Foreclosed real estate	3,793	4,149
Premises and equipment, net	19,080	19,215
Right-of-use assets, net	4,644	-
Accrued interest receivable	6,175	6,546
Goodwill and intangibles	29,039	29,446
Bank-owned life insurance	37,209	35,778
Other assets	10,561	9,710

Total Assets	$2,001,657	$1,795,703

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Deposits:
Non-interest bearing	$258,311	$259,807
Interest bearing	1,266,730	1,094,132
Total Deposits	1,525,041	1,353,939

Borrowings	233,114	219,906
Lease liability	4,727	-
Accrued interest payable and other liabilities	11,677	8,555
Subordinated debentures	27,869	27,859

Total Liabilities	1,802,428	1,610,259

Total Stockholders' Equity	199,229	185,444

Total Liabilities and Stockholders' Equity	$2,001,657	$1,795,703

SB ONE BANCORP

CONSOLIDATED STATEMENTS OF INCOME

(Dollars In Thousands Except Per Share Data)

(Unaudited)

	Three Months Ended December 31,		Year Ended
	2019	2018	12/31/2019	12/31/2018
INTEREST INCOME
Loans receivable, including fees	$19,183	$13,888	$75,537	$51,359
Securities:
Taxable	1,524	1,031	5,466	3,507
Tax-exempt	128	472	1,048	1,744
Federal funds sold	-	-	-	-
Interest bearing deposits	47	30	258	99
Total Interest Income	20,882	15,421	82,309	56,709

INTEREST EXPENSE
Deposits	4,517	2,805	17,595	8,078
Borrowings	1,102	965	4,388	3,288
Junior subordinated debentures	317	317	1,266	1,263
Total Interest Expense	5,936	4,087	23,249	12,629

Net Interest Income	14,946	11,334	59,060	44,080
PROVISION FOR LOAN LOSSES	548	210	2,531	1,437
Net Interest Income after Provision for Loan Losses	14,398	11,124	56,529	42,643

NON-INTEREST INCOME
Service fees on deposit accounts	355	331	1,403	1,290
ATM and debit card fees	277	266	1,075	983
Bank owned life insurance	234	198	931	761
Insurance commissions and fees	1,535	1,379	8,017	6,640
Investment brokerage fees	8	12	134	104
Gain (loss) on securities transactions	531	-	2,055	36
(Loss) gain on disposal of fixed assets	(42)	-	(334)	9
Other	319	307	1,064	926
Total Non-Interest Income	3,217	2,493	14,345	10,749

NON-INTEREST EXPENSE
Salaries and employee benefits	6,246	5,208	24,934	20,710
Occupancy, net	779	690	3,383	2,776
Data processing	1,053	911	3,992	3,351
Furniture and equipment	370	301	1,345	1,194
Advertising and promotion	151	99	545	587
Professional fees	581	410	1,687	1,412
Director fees	166	140	637	550
FDIC assessment	121	136	706	529
Insurance	32	28	126	210
Stationary and supplies	84	80	331	285
Merger-related expenses	-	1,460	-	5,804
Loan collection costs	43	52	276	255
Expenses and write-downs related to foreclosed real estate	(47)	96	286	324
Amortization of intangible assets	101	65	406	247
Other	664	597	2,581	2,176
Total Non-Interest Expense	10,344	10,273	41,235	40,410

Income before Income Taxes	7,271	3,344	29,639	12,982
INCOME TAX EXPENSE	1,940	991	7,096	3,059
Net Income	$5,331	$2,353	$22,543	$9,923

EARNINGS PER SHARE
Basic	$0.57	$0.29	$2.41	$1.26
Diluted	$0.57	$0.29	$2.40	$1.25

SB ONE BANCORP

COMPARATIVE AVERAGE BALANCES AND AVERAGE INTEREST RATES

(Dollars In Thousands)

(Unaudited)

	Three Months Ended December 31,
	2019			2018
	Average		Average	Average		Average
	Balance	Interest	Rate (2)	Balance	Interest	Rate (2)
Earning Assets:
Securities:
Tax exempt (3)	$17,566	$193	4.36%	$63,114	$713	4.48%
Taxable	205,615	1,524	2.94%	130,105	1,031	3.14%
Total securities	223,181	1,717	3.05%	193,219	1,744	3.58%
Total loans receivable (1) (4)	1,592,100	19,183	4.78%	1,225,917	13,888	4.49%
Other interest-earning assets	20,872	47	0.89%	10,973	30	1.08%
Total earning assets	1,836,153	20,947	4.53%	1,430,109	15,662	4.34%

Non-interest earning assets	125,299			98,408
Allowance for loan losses	(10,001)			(8,753)
Total Assets	$1,951,451			$1,519,764

Sources of Funds:
Interest bearing deposits:
NOW	$256,906	$482	0.74%	$261,737	$417	0.63%
Money market	246,363	965	1.55%	185,419	879	1.88%
Savings	219,585	283	0.51%	210,092	284	0.54%
Time	531,415	2,787	2.08%	292,389	1,225	1.66%
Total interest bearing deposits	1,254,269	4,517	1.43%	949,637	2,805	1.17%
Borrowed funds	182,274	1,102	2.40%	144,703	965	2.65%
Subordinated debentures	27,867	317	4.51%	27,857	317	4.51%
Total interest bearing liabilities	1,464,410	5,936	1.61%	1,122,197	4,087	1.44%

Non-interest bearing liabilities:
Demand deposits	271,282			235,342
Other liabilities	17,810			5,304
Total non-interest bearing liabilities	289,092			240,646
Stockholders' equity	197,949			156,921
Total Liabilities and Stockholders' Equity	$1,951,451			$1,519,764

Net Interest Income and Margin (5)		15,011	3.24%		11,575	3.21%
Tax-equivalent basis adjustment		(65)			(241)
Net Interest Income		$14,946			$11,334

(1) Includes loan fee income

(2) Average rates on securities are calculated on amortized costs

(3) Full taxable equivalent basis, using an effective tax rate of 30.09% in 2019 and 2018 and adjusted for TEFRA (Tax and Equity Fiscal Responsibility Act) interest expense disallowance

(4) Loans outstanding include non-accrual loans

(5) Represents the difference between interest earned and interest paid, divided by average total interest-earning assets

SB ONE BANCORP

COMPARATIVE AVERAGE BALANCES AND AVERAGE INTEREST RATES

(Dollars In Thousands)

(Unaudited)

	Three Months Ended December 31, 2019			Three Months Ended September 30, 2019
	Average		Average	Average		Average
	Balance	Interest	Rate (2)	Balance	Interest	Rate (2)
Earning Assets:
Securities:
Tax exempt (3)	$17,566	$193	4.36%	$17,712	$203	4.55%
Taxable	205,615	1,524	2.94%	195,463	1,490	3.02%
Total securities	223,181	1,717	3.05%	213,175	1,693	3.15%
Total loans receivable (1) (4)	1,592,100	19,183	4.78%	1,548,515	19,135	4.90%
Other interest-earning assets	20,872	47	0.89%	32,383	97	1.19%
Total earning assets	1,836,153	20,947	4.53%	1,794,073	20,925	4.63%

Non-interest earning assets	125,299			122,954
Allowance for loan losses	(10,001)			(9,898)
Total Assets	$1,951,451			$1,907,129

Sources of Funds:
Interest bearing deposits:
NOW	$256,906	$482	0.74%	$242,258	$498	0.82%
Money market	246,363	965	1.55%	234,127	1,080	1.83%
Savings	219,585	283	0.51%	221,892	369	0.66%
Time	531,415	2,787	2.08%	531,178	2,808	2.10%
Total interest bearing deposits	1,254,269	4,517	1.43%	1,229,455	4,755	1.53%
Borrowed funds	182,274	1,102	2.40%	168,998	1,099	2.58%
Subordinated debentures	27,867	317	4.51%	27,865	318	4.53%
Total interest bearing liabilities	1,464,410	5,936	1.61%	1,426,318	6,172	1.72%

Non-interest bearing liabilities:
Demand deposits	271,282			268,864
Other liabilities	17,810			17,141
Total non-interest bearing liabilities	289,092			286,005
Stockholders' equity	197,949			194,806
Total Liabilities and Stockholders' Equity	$1,951,451			$1,907,129

Net Interest Income and Margin (5)		15,011	3.24%		14,753	3.26%
Tax-equivalent basis adjustment		(65)			(68)
Net Interest Income		$14,946			$14,685

(1) Includes loan fee income

(2) Average rates on securities are calculated on amortized costs

(3) Full taxable equivalent basis, using an effective tax rate of 30.09% in 2019 and 2018 and adjusted for TEFRA (Tax and Equity Fiscal Responsibility Act) interest expense disallowance

(4) Loans outstanding include non-accrual loans

(5) Represents the difference between interest earned and interest paid, divided by average total interest-earning assets

SB ONE BANCORP

COMPARATIVE AVERAGE BALANCES AND AVERAGE INTEREST RATES

(Dollars In Thousands)

(Unaudited)

	Year Ended December 31,
	2019			2018
	Average		Average	Average		Average
	Balance	Interest	Rate (2)	Balance	Interest	Rate (2)
Earning Assets:
Securities:
Tax exempt (3)	$36,031	$1,579	4.38%	$61,673	$2,632	4.27%
Taxable	175,597	5,466	3.11%	126,104	3,507	2.78%
Total securities	211,628	7,045	3.33%	187,777	6,139	3.27%
Total loans receivable (1) (4)	1,539,816	75,537	4.91%	1,139,199	51,359	4.51%
Other interest-earning assets	23,308	258	1.11%	10,586	99	0.94%
Total earning assets	1,774,752	82,840	4.67%	1,337,562	57,597	4.31%

Non-interest earning assets	119,108			97,078
Allowance for loan losses	(9,516)			(8,185)
Total Assets	$1,884,344			$1,426,455

Sources of Funds:
Interest bearing deposits:
NOW	$251,171	$1,879	0.75%	$257,314	$1,527	0.59%
Money market	238,052	4,388	1.84%	124,973	1,952	1.56%
Savings	222,392	1,351	0.61%	216,275	818	0.38%
Time	498,798	9,977	2.00%	270,807	3,781	1.40%
Total interest bearing deposits	1,210,413	17,595	1.45%	869,369	8,078	0.93%
Borrowed funds	171,523	4,388	2.56%	150,294	3,288	2.19%
Subordinated debentures	27,864	1,266	4.54%	27,853	1,263	4.53%
Total interest bearing liabilities	1,409,800	23,249	1.65%	1,047,516	12,629	1.21%

Non-interest bearing liabilities:
Demand deposits	268,079			223,984
Other liabilities	13,133			5,060
Total non-interest bearing liabilities	281,212			229,044
Stockholders' equity	193,332			149,895
Total Liabilities and Stockholders' Equity	$1,884,344			$1,426,455

Net Interest Income and Margin (5)		59,591	3.36%		44,968	3.36%
Tax-equivalent basis adjustment		(531)			(888)
Net Interest Income		$59,060			$44,080

(1) Includes loan fee income
(2) Average rates on securities are calculated on amortized costs
(3) Full taxable equivalent basis, using an effective tax rate of 30.09% in 2019 and 2018 and adjusted for TEFRA (Tax and Equity Fiscal Responsibility Act) interest expense disallowance
(4) Loans outstanding include non-accrual loans
(5) Represents the difference between interest earned and interest paid, divided by average total interest-earning assets

SB ONE BANCORP

Segment Reporting

(Dollars In Thousands)

(Unaudited)

	Three Months Ended December 31, 2019			Three Months Ended December 31, 2018
	Banking and			Banking and
	Financial	Insurance		Financial	Insurance
	Services	Services	Total	Services	Services	Total
Net interest income from external sources	$14,946	$-	$14,946	$11,334	$-	$11,334
Other income from external sources	1,611	1,606	3,217	1,074	1,419	2,493
Depreciation and amortization	476	13	489	462	8	470
Income before income taxes	7,153	118	7,271	3,178	166	3,344
Income tax expense (1)	1,893	47	1,940	925	66	991
Total assets	1,995,973	5,684	2,001,657	1,790,851	4,852	1,795,703

	Year Ended December 31, 2019			Year Ended December 31, 2018
	Banking and			Banking and
	Financial	Insurance		Financial	Insurance
	Services	Services	Total	Services	Services	Total
Net interest income from external sources	$59,060	$-	$59,060	$44,080	$-	$44,080
Other income from external sources	6,129	8,216	14,345	3,975	6,774	10,749
Depreciation and amortization	2,005	46	2,051	1,809	27	1,836
Income before income taxes	27,358	2,281	29,639	10,987	1,995	12,982
Income tax expense (1)	6,184	912	7,096	2,261	798	3,059
Total assets	1,995,973	5,684	2,001,657	1,790,851	4,852	1,795,703

(1) Calculated at statutory tax rate of 30.09% in 2019 and 2018 for the insurance services segment